23.2.2




                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the inclusion of our reports in the Registration Statement Form S-8 on the consolidated financial statements of LitFunding Corp., formerly known as RP Entertainment, Inc., and its subsidiary for the years ended December 31, 2002 which is incorporated by reference in such Form S-8.


/s/ Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California

October 25, 2004